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                                                                    EXHIBIT 11.1


                               REDWOOD TRUST, INC.
                        COMPUTATION OF PER SHARE EARNINGS

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
                                                                            Three Months     Six Months
                                                                                Ended          Ended
                                                                            June 30, 2002   June 30, 2002
                                                                            -------------   -------------
BASIC:
      Average common shares outstanding .................................     15,228,258      14,447,687
                                                                             -----------     -----------
            Total .......................................................     15,228,258      14,447,687
                                                                             ===========     ===========
      Net Income ........................................................    $13,802,248     $25,021,041
                                                                             ===========     ===========
      Per Share Amount ..................................................    $      0.91     $      1.73
                                                                             ===========     ===========
DILUTED:
      Average common shares outstanding .................................     15,228,258      14,447,687
      Net effect of dilutive stock options outstanding
          during the period -- based on the treasury stock method .......        518,790         472,366
                                                                             -----------     -----------
            Total .......................................................     15,747,048      14,920,053
                                                                             ===========     ===========
      Net Income ........................................................    $13,802,248     $25,021,041
                                                                             ===========     ===========
      Per Share Amount ..................................................    $      0.88     $      1.68
                                                                             ===========     ===========
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